Exhibit 99.1

BARRACUDA AGREES TO BE ACQUIRED BY THOMA BRAVO FOR $1.6 BILLION

Shareholders to Receive $27.55 per Share in Cash

Campbell, CA – Nov. 27, 2017 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-enabled security and data protection solutions, today announced that it has entered into an agreement to be acquired by leading private equity investment firm Thoma Bravo, LLC. in an all-cash transaction valued at $1.6 billion.

Barracuda shareholders of record will receive $27.55 in cash for each share of Barracuda common stock they hold. This price exceeds Barracuda’s 52-week high, and represents a premium of 22.5 percent to the Company’s 10-day average stock price prior to Nov. 27, 2017, of $22.49. Barracuda’s Board of Directors unanimously approved the agreement, and believes the transaction maximizes shareholder value. Upon the close of the transaction, Barracuda will operate as a privately-held company with a continued focus on email security and management, network and application security, and data protection solutions that can be deployed in cloud and hybrid environments.

“We believe the proposed transaction offers an opportunity for us to accelerate our growth with our industry-leading security platform that’s purpose-built for highly distributed, diverse cloud and hybrid environments. We will continue Barracuda’s tradition of delivering easy-to-use, full-featured solutions that can be deployed in the way that makes sense for our customers,” said BJ Jenkins, chief executive officer of Barracuda. “Thoma Bravo has an excellent history of investing in growing security businesses, and this transaction speaks to the value and strength of Barracuda’s security platform, which helps customers protect and manage their networks, applications, and data. I expect that our employees, customers, and partners will benefit from this partnership.”

“Barracuda is a proven industry leader, consistently bringing powerful, comprehensive solutions to customers in an increasingly prevalent, hostile, and complex threat environment,” said Seth Boro, a managing partner at Thoma Bravo. “We believe that Barracuda is at the forefront of innovation in several highly strategic areas of the cybersecurity market and are excited to be the company’s partner in the next phase of its growth.”

The proposed transaction is expected to close before Barracuda’s fiscal year end of Feb. 28, 2018, and is subject to approval by Barracuda’s shareholders and regulatory authorities, and the satisfaction of other customary closing conditions.

Morgan Stanley & Co. LLC is serving as financial advisor to Barracuda, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, is serving as its legal advisors. Financing for the transaction is being provided by Goldman Sachs & Co. LLC, Credit Suisse, and UBS Investment Bank. Goldman Sachs & Co. LLC, Credit Suisse, and UBS Investment Bank are also serving as financial advisors to Thoma Bravo, and Kirkland & Ellis LLP is serving as its legal counsel.

About Barracuda Networks, Inc. (NYSE: CUDA)

Barracuda simplifies IT with cloud-enabled solutions that empower customers to protect their networks, applications and data, regardless of where they reside. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, cloud and hybrid deployment configurations. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data protection. For additional information, please visit barracuda.com.

Barracuda Networks, Barracuda, and the Barracuda Networks logo are registered trademarks of Barracuda Networks, Inc. in the US and other countries.

About Thoma Bravo, LLC

Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies. The firm seeks to create value by collaborating with company management to improve business operations, invest in growth initiatives and make accretive acquisitions. Thoma Bravo invests with a particular focus on application and infrastructure software and technology enabled services. The firm currently manages a series of private equity and debt funds representing more than $17.0 billion of capital commitments. More information about Thoma Bravo can be found at www.thomabravo.com.

Additional Information and Where to Find It

In connection with the transaction, the Company will file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the Securities and Exchange Commission (the “SEC”), the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investor.Barracuda.com/) or by writing to the Company’s Secretary at 3175 S. Winchester Blvd, Campbell CA 95008

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of Company Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on June 28, 2017 and the Annual Report on Forms 10-K for the fiscal year ended February 28, 2017. To the extent the Company’s directors and executive officers’ holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding the potential timing and benefits of a transaction, the value and effectiveness of Barracuda’s products, the introduction and timing of product enhancements or additional products, Barracuda’s growth, expansion and market leadership and the expected completion and timing of the acquisition transaction and other information relating to the transaction, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “seek,” and similar words. Barracuda intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to, (i) the risk that the transaction may not be consummated in a timely manner, if at all; (ii) the risk that the transaction may not be consummated and that, in certain circumstances, the Company may not be entitled to a termination fee; (iii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay a termination fee; (iv) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (v) risks regarding the failure of the relevant Thoma Bravo affiliate to obtain the necessary financing to complete the transaction; (vi) the effect of the announcement of the transaction on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vii) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Barracuda’s views as of the date of this press release. Barracuda anticipates that subsequent events and developments will cause its views to change. Barracuda undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Barracuda’s views as of any date subsequent to the date of this press release.

Contacts

For Thoma Bravo

Matthew Gorton

Hiltzik Media Strategies

+1 212-776-1161

mgorton@hstrategies.com

For Barracuda

MC Petermann

+1 404-307-6290

mc@barracuda.com

Maria Riley

+1 415-217-7722

ir@barracuda.com